Exhibit 3.1

Entity #: 3886253
Date Filed: 06/08/2009
Pedro A. Cortés
Secretary of the Commonwealth

PENNSYLVANIA DEPARTMENT OF STATE CORPORATION BUREAU

Articles of Incorporation-For Profit

(15 Pa.C.S.)

☒ Business-stock (§ 1306)
☐ Business-nonstock (§ 2102)
☐ Business-statutory close (§ 2303)
☐ Cooperative (§ 7102)
☐ Management (§ 2703)
☐ Professional (§ 2903)
☐ Insurance (§ 3101)

M. BURR KEIM COMPANY COUNTER PICK-UP	Document will be returned to the name and address you enter to the left.

Fee: $125

In compliance with the requirements of the applicable provisions (relating to corporations and unincorporated associations), the undersigned, desiring to incorporate a corporation for profit, hereby states that:

1. The name of the corporation (corporate designator required i.e., “corporation”, ” incorporated”, “limited” “company” or any abbreviation. “Professional corporation” or “P.C”):

Meridian Corporation

2. The (a) address of this corporation’s current registered office in this Commonwealth (post office box, alone, is not acceptable) or (b) name of its commercial registered office provider and the county of venue is:

(a) Number and Street	City	State	Zip	County

92 East Lancaster Avenue	Devon	PA	19333	Chester

(b) Name of Commercial Registered Office Provider				County

c/o: N/A

3. The corporation is incorporated under the provisions of the Business Corporation Law of 1988.

4. The aggregate number of shares authorized: See Article 7-A (att.)

5. The name and address, including number and street, if any, of each incorporator (all incorporators must sign below):

Name	Address

Christopher J. Annas	92 E Lancaster Avenue, Devon, PA 19333

6. The specified effective date, if any:	N/A.
month/day/year hour, if any

7. See additional provisions of these articles, Articles 7-A through 7-F, attached hereto and incorporated herein as if set forth in full.

IN TESTIMONY WHEREOF, the incorporator(s) has/have signed these Articles of Incorporation this 4th day of June, 2009.

/s/ Christopher J. Annas
Signature

Signature

MERIDIAN BANK CORPORATION

ARTICLES OF INCORPORATION

ATTACHMENT TO ARTICLE 7

The following provisions are to be attached to the Articles of Incorporation of this corporation as part of Article 7 thereof, and are deemed incorporated therein as if set forth in full:

ARTICLE 7-A

Capitalization

Section 1. The total number of shares of all stock which the corporation shall have authority to issue is (1) 10,000,000 shares of common stock (“Common Stock”), with a par value of one dollar ($1.00) per share; and (2) 5,000,000 shares of preferred stock with no stated par value.

Section 2. Shares of Common Stock or any security giving its holders the right to exercise or convert such security into Common Stock, may be issued from time to time as the Board of Directors of the corporation shall determine and on such terms and for such consideration as allowed by law and as fixed by the Board of Directors.

Section 3. No shareholder of any class or of any series of class shall have the preemptive right to purchase, pro rata or otherwise, additional shares of Common Stock, or any other security of the corporation.  The Board of Directors, in its sole discretion, has authority to sell any treasury stock and/or unissued securities, options, warrants, or other rights to purchase any security of the corporation, upon such terms as it deems advisable, including without limitation terms established pursuant to a Board amendment permitted by Section 1522(b) of the Pennsylvania Business Corporation Law of 1988, as amended.

ARTICLE 7-B

Ownership Limitation

Section 1. Except as otherwise provided in this Article, no shareholder may have Holdings (as defined in Section 4 of this Article) of shares that exceed twenty percent (20%) of the issued and outstanding shares of Common Stock.

Section 2. Upon the resolution of at least two-thirds of the Board of Directors, the restriction imposed by Section 1 of this Article may be waived with respect to the Holdings, of any shareholder or shareholders.

Section 3. If any shareholder acquires Holdings which cause the violation of the restriction contained in Section 1 of this Article, the Board of Directors may (i) terminate all voting rights attributable to the shares owned beneficially by such shareholder (the “Substantial Shareholder”) during the time that Section 1 of this Article is being violated;

Page 7-1

(ii) commence litigation to require the divestiture of such amount of the shares so that after such divestiture the  shareholder would no longer be in violation of the restriction contained in Section 1 of this Article; or (iii) take such other action as is appropriate under the circumstances.

Section 4. A shareholder’s Holdings, as such term is used in this Article are: (i) the Common Stock the shareholder owns of record; (ii) the Common Stock to which the shareholder has direct or indirect beneficial ownership and (iii) the Common Stock owned of record or beneficially (as defined in this Section) by other shareholder(s) acting together with the shareholder as a group for the purpose of acquiring, holding or disposing of Common Stock (such group is hereinafter referred to as a “Shareholder Group”).  The Board of Directors may use, but is not necessarily limited to, the following indicia to determine “beneficial ownership”:  the effect of stock ownership by a person’s spouse and minor children; ownership of shares held by a corporation or foundation of which a Substantial Shareholder is an officer or affiliate; the  extent of a Substantial Shareholder’s ownership of partnership shares; transfers pursuant to divorce; installment purchases; stock warrants, grants and options; control over the voting power of any stock; the status of a Substantial Shareholder as trustee, trust beneficiary or settler of a trust of which part of all of the corpus is shares of the common stock of the corporation; and stock dividends.  The Board of Director’s determination of the existence and membership of a Shareholder Group, of a shareholder’s Holdings and of the record are conclusive, absent proof of bad faith.

Section 5. This Article may not be amended unless approved by the affirmative vote of at least two-thirds (2/3) of the outstanding shares of Common Stock of the corporation.

ARTICLE 7-C

Control Transactions

Section 1 Section 1610 of the Banking Code of 1965 (relating to the right of shareholders of a bank to receive payment for shares following a control transaction) shall not apply to the corporation.

ARTICLE 7-D

Cumulative Voting Rights

Section 1. Shareholders shall not be entitled to cumulate their votes for directors.

Page 7-2

ARTICLE 7-E

Acquisition Offers

Section 1. The Board of Directors may, if it deems it advisable, oppose a tender or other offer for the corporation’s securities, whether the offer is in cash or in the securities of a corporation or otherwise.  When considering whether to oppose an offer, the Board of Directors may, but is not legally obligated to, considers any relevant or pertinent issue; by way of illustration, but not of limitation, the Board of Directors may, but shall not be legally obligated to, consider any or all of the following:

(a)                                 whether the offer price is acceptable based on the historical and present operating results or financial condition of the corporation;

(b)                                 whether a more favorable price could be obtained for the corporation’s securities in the future;

(c)                                  the social and economic effects of the offer or transaction on this corporation and any of its subsidiaries, employees, depositors, loan and other customers, creditors, shareholders and other elements of the communities in which this corporation and any of its subsidiaries operate or are located;

(d)                                 the business and financial conditions and earnings prospects of the offeror, including, but not limited to, debt service and other existing or likely financial obligations of the offeror, and the possible affect of such conditions upon this corporation and any of its subsidiaries and the other elements of the communities in which this corporation and any of its subsidiaries operate or are located;

(e)                                  the value of the securities (if any) which the offeror is offering in exchange for the corporation’s securities, based, on an analysis of the worth of the corporation as compared to the corporation whose securities are being offered;

(f)                                   any antitrust or other legal and regulatory issues that are raised by the offer.

Section 2. If the Board of Directors determines that an offer should be rejected, it may take any lawful action to accomplish its purpose including, but not limited to, the following:  advising shareholders not to accept the offer; litigation against the offeror; filing complaints with all governmental and regulatory authorities; acquiring securities; selling or otherwise issuing authorized but unissued securities or treasury stock or granting options with respect thereto; acquiring a company to create an antitrust or other regulatory problem for the offeror; or obtaining a more favorable offer from another individual or entity.

Section 3. This Article may not be amended unless first approved by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of common stock of the corporation.

Page 7-3

ARTICLE 7-F

Indemnification

Section 1. The corporation shall, to the fullest extent permitted by applicable law, indemnify any and all persons whom it shall have the power to indemnify from and against any and all expenses, liabilities or other matter for which indemnification is permitted by applicable law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Page 7-4

PENNSYLVANIA DEPARTMENT OF STATE

BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS

☐ Return document by mail to:
Articles of Amendment
Name			Domestic Corporation
DSCB:15-1915/5915 (rev. 7/2015)
Address

City	State	Zip Code

☐ Return document by email to:

Read all instructions prior to completing. This form may be submitted online at https://www.corporations.pa.gov/.

Fee: $70

Check one: ☒ Business Corporation (§ 1915)                   ☐ Nonprofit Corporation (§ 5915)

In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1.  The name of the corporation is:

Meridian Corporation

2.  The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(Complete only (a) or (b), not both)

(a) Number and Street	City	State	Zip	County

92 E Lancaster Avenue, Devon, PA 19333, Chester

(b) Name of Commercial Registered Office Provider	County

c/o:

3.  The statute by or under which it was incorporated:  Pennsylvania Business Corporation Law of 1988

4. The date of its incorporation:	06/08/2009
(MM/DD/YYYY)

5. Check, and if appropriate complete, one of the following:

☒ The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

☐ The amendment shall be effective on:		at
	Date (MM/DD/YYYY)		Hour (if any)

6. Check one of the following:

☒ The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or § 5914(a).

☐ The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 1914(c) or § 5914(b).

7. Check, and if appropriate complete, one of the following:

☐ The amendment adopted by the corporation, set forth in full, is as follows

☒ The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8. Check if the amendment restates the Articles:

☐ The restated Articles of Incorporation supersede the original articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this

23rd day of August, 2018.

Meridian Corporation
Name of Corporation

/s/ Denise Lindsay
Signature

EVP and Chief Financial Officer
Title

EXHIBIT A

TO

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

MERIDIAN CORPORATION

The Articles of Incorporation of Meridian Corporation are hereby amended as follows:

Article SECOND is amended and restated in its entirety to read:

“SECOND.        The location and address of the Corporation’s registered office in this Commonwealth is 9 Old Lincoln Highway, Malvern, PA 19355.”